SECURITIES AND EXCHANGE COMMISSION


                              Washington D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


                                November 6, 2006
                                (Date of Report)
                        (Date of earliest event reported)


                             JOHN WILEY & SONS, INC.
             (Exact name of registrant as specified in its charter)


                                    New York
                    (State or jurisdiction of incorporation)




0-11507                                       13-5593032
-------------------------------------         ----------------------------------
Commission File Number                        IRS Employer Identification Number


111 River Street, Hoboken NJ                  07030
--------------------------------------        ----------------------------------
Address of principal executive offices        Zip Code


Registrant's telephone number, including area code:  (201) 748-6000
                                                     ---------------------------




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications  pursuant to Rule 425 under the Securities Act(17 CFR
    230.425)
[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange  Act(17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act(17 CFR 240.13e-4(c))




                This is the first page of a three-page document.

                          8-K RELEASE-NOVEMBER 6, 2006
                              ELECTION OF DIRECTORS


Item 5.02:     Election of Directors


               On November 1, 2006, the Board of Directors (the "Board") of John Wiley & Sons, Inc. (the "Company") elected the following individuals to serve on the Board, effective December 13, 2006:
               Richard M. Hochhauser, President and Chief Executive Officer of Harte-Hanks, Inc. ("Harte-Hanks"), since 2002. Harte-Hanks is a direct marketing services firm and one of the largest producers of shoppers' coupons and advertising circulars in the United States. From 1997 to 2002, Mr. Hochhauser served as President and Chief Operating Officer of Harte-Hanks, and has been a director of that company since 1996. The Board has appointed Mr. Hochhauser to serve on its Compensation Committee. Mr. Hochhauser is 61.

               Eduardo Menasce is the retired President of Enterprise Solutions Group of Verizon Communications, a major telecommunications services provider in the United States. He served as President from 2000 to 2005. Mr. Menasce currently serves as a director of Hillenbrand Industries, Inc.; KeyCorp; and Pitney Bowes, Inc. The Board has appointed Mr. Menasce to serve on its Governance Committee. Mr. Menasce is 60.

               These appointments follow a lengthy search conducted by the Board's Governance Committee (the "Committee"), with the assistance of SpencerStuart, the search firm retained by the Committee to assist it in identifying qualified candidates.

                                    Signature



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                             John Wiley & Sons, Inc.




                             /s/ William J. Pesce
                             ---------------------------------
                             William J. Pesce
                             President and Chief Executive Officer